Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

CONTACT:	Otis Buchanan
Liquidmetal Technologies
949-206-8020
otis.buchanan@liquidmetal.com

Liquidmetal® Technologies Completes Private
Placement of Approximately $ 19.8 Million

Lake Forest, Ca. January 4th, 2007 – Liquidmetal® Technologies Inc. (OTC: LQMT) announced the completion of a private placement of $19.8 million in principal amount of 8% Convertible Subordinated Notes due December 2009.

The Notes were issued in consideration of aggregate cash in the amount of $12.9 million and in payment of a total of $6.9 million in principal and accrued but unpaid interest under the Company’s previously issued 7% Senior Secured Convertible Notes Due August 2007 and the Company’s 8% Unsecured Subordinated Notes Due August 2007.  During the five days following the closing of the private placement, the Company will satisfy the remaining $7.5 million in 7% Senior Secured Convertible Notes through the payoff of such notes and through the negotiated conversion of such notes into common stock of the Company.

The Notes issued by the Company in the Private Placement will become due on the 3rd anniversary of the issue date of the Notes and require the Company make principal amortization payments beginning in July 2008 at a rate of 1/36th of the initial principal amount per month for each month thereafter that the Notes remain outstanding.  Prior to maturity, the Notes will bear interest at 8% per annum with interest being paid quarterly on the first day of each calendar quarter beginning April 1, 2007.  The Notes are convertible into shares of the Company’s common stock at $1.55 per share, subject to certain anti-dilution rights.  As a part of the Private Placement, the Company issued Warrants to the purchasers of the Notes giving them the right to purchase a number of shares of Company common stock equal to 50% of the principal amount of the purchaser’s Notes divided by the $1.93 conversion price of the Note.  The Warrants will expire on January 3, 2011.

Commenting on the completion of the funding, Larry Buffington, President and CEO, stated, “We are excited to strengthen our company with conversion of existing debt to equity and raising funds for ongoing Liquidmetal Technologies operations. Our expectations for growing customer relationships and higher levels of revenue in 2007 remain very strong. In parallel, we are pursuing incremental bottom line improvement with both business and infrastructure investment.

This press release may contain “forward-looking statements” that involve risks and uncertainties, including statements regarding our plans, future events, objectives, expectations, forecasts, or assumptions.  Any statement in this press release that is not a statement of historical fact is a forward-looking statement, and in some cases, words such as “believe,” “estimate,” “project,” “expect,” “intend,” “may,” “anticipate,” “plans,” “seeks,” and similar expressions identify forward-looking statements.  These statements involve risks and uncertainties that could cause actual outcomes and results to differ materially from the anticipated outcomes or result, and undue reliance should not be placed on these statements.  These risks and uncertainties may include:  our limited operating history in developing and manufacturing products from bulk amorphous alloys; the adoption of our alloys by customers; the commercial success of our customer’s products; our ability to identify, develop, and commercialize new applications for our alloys; competition with suppliers of incumbent materials; the development of new materials that render our alloys obsolete; the ability to manage our anticipated growth; our limited direct experience in manufacturing bulk alloy products; scaling-up our manufacturing facilities; protecting our intellectual property; problems associated with manufacturing and selling our alloys outside of the United States; and other risks and uncertainties discussed in filings made with the Securities and Exchange Commission (including risks described in subsequent reports on Form 10-Q, Form 10-K, Form 8-K, and other filings).  Liquidmetal Technologies disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

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